广东好普与晋江舒坤代理补充协议书

EXHIBIT 10.8

协议书编号：JXY02003001
Agreement No. : JXY02003001

经销商编号：PJX02003
Distributor No.: PJX02003

广东好普多肽生物科技有限公司

与

晋江舒坤食品贸易有限责任公司

补充协议书

Supplementary Agreement
between
Guangdong Hope Polypeptide Biotechnology Co., Ltd
and
Jinjiang Shukun Food Trade Co., Ltd

签约地点：广东省广州市
Signed at: Guangzhou, Guangdong Province

签约日期：2009年10月26日
Signed on: 2009-10-26

广东好普与晋江舒坤代理补充协议书

甲方：广东好普多肽生物科技有限公司 （以下简称甲方）

Party A: Guangdong Hope Polypeptide Biotechonolgy Co,, Ltd (hereinafter referred to as “Party A”)

乙方：晋江舒坤食品贸易有限责任公司 （以下简称乙方）

Party B: Fujian Shukun Food Trade Co., Ltd (hereinafter referred to as “Party B”)

乙方向甲方购进普众人牌500g蛋白粉38424罐，普众人牌300g蛋白粉24960罐，普众人牌720粒圣果胶囊3910盒，金额共计18,424,650.00元，所述产品乙方已全部验收合格。乙方已付甲方货款人民币1,224,650.00元。按2009年6月30日双方签订的“代理合同”(编号：DWT200902005)，乙方应于2009年10月30日前把余款17,200,000.00付至甲方账户。但因经济大环境的影响，乙方的销售业绩没有达到预期计划的效果，导致无法按时支付全部货款。乙方所拥有的经销市场除晋江外多数为新开发市场，到本协议商定日乙方对这些市场开发已较成熟并具有一定规模，所以乙方确定能基本完成既定的销售任务。基于上述情况，并为缔结双方长久的战略合作伙伴关系，现经甲乙双方友好协商，达成以下协议：

Party B purchased 38424 cans of 500g Puzhongren Brand albumen powder, 24960 cans of 300g Puzhongren Brand albumen powder, and 3910 boxes of Puzhongren Brand 720-pills Shengguo capsule. The total amount is 18,424,650.00 CNY. All the said products have been accepted by Party B and Party B has paid 1,224,650.00 CNY to Party A. According to the Agency Contract (No.: DWT200902005) entered into between the parties on 2009-06-30, Party B shall pay the remaining payment of 17,200,000.00 CNY to the account of Party B. However, the sale performance failed to achieve scheduled result for the global economic environment. As a consequence, Party B failed to pay all payment for goods on scheduled. Except Jinjiang, all markets covered by Party B are newly developed market, and such markets are maturing and have certain scale, therefore, Party B believes that it can complete scheduled sale task. On the basis of the foregoing conditions, and for the purpose of establishing of long strategic partnership between the parties, the following agreement is arrived at upon friendly negotiation:

1.	以上所述产品代理合同(编号：DWT200902005)关于货款支付协议从即日起按本协议实施，原签订的代理合同所约定的付款期限由2009年10月30日延期致2009年12月30日，与双方所约定的经销期限一致。

With respect to paying of payment for goods under the said agency contract (No.: DWT200902005), this agreement shall be followed. The period of payment agreed in the agency contract defers from 2009-10-30 to 2009-12-30, which is identical with the period of distributing agreed in by the parties.

2.
以上所述乙方向甲方购进的产品余款共计人民币17,200,000.00元，乙方应按以下约定向甲方支付该款项：2009年10月30日前向甲方支付人民币4,000,000.00元，2009年11月15日前向甲方支付人民币2,000,000.00元，2009年11月30日前向甲方支付人民币2,500,000.00元，2009年12月15日前向甲方支付人民币4,000,000.00元，2009年12月31日前向甲方支付人民币4,700,000.00元。

For the remaining payment amounting to total 17,200,000.00 CNY, Party B shall pay the payment to Party A as follows: 4,000,000.00 CNY shall be paid to Party A before 2009-10-30; 2,000,000.00 CNY shall be paid to Party A before 2009-11-15; 2,500,000.00 CNY shall be paid to Party A before 2009-11-30; 4,000,000.00 CNY shall be paid to Party A before 2009-12-15; 4,700,000.00 CNY shall be paid to Party A before 2009-12-31.

广东好普与晋江舒坤代理补充协议书

3.	以上所述乙方向甲方购进的所有产品，乙方都不得以任何理由要求退换货。

All the said goods purchased from Party A, Party B may not apply for returning or replacing of goods to Party A for any reason.

4.	其他条款按原代理合同(编号：DWT200902005)条款约定实施。

For other terms, the original agency contract (No.: DWT200902005) shall be implemented.

因本协议的履行发生纠纷，双方应友好协商解决，协商不成，任一方均可向被告所在地人民法院提起诉讼。

Any dispute arising from performance of this agreement shall be solved by friendly discussion by the parties hereunder. If it is not solved, any party may proceed to the local people’s court of the defendant.

甲方：广东好普多肽生物科技有限公司	乙方：晋江舒坤食品贸易有限责任公司
Party A: Guangdong Hope Polypeptide Biotechnology Co, Ltd Party B: Jinjiang Shukun Food Trade Co., Ltd

法人代表：李文芝	法人代表： 华坤铭
Legal representative: Li Wenzhi	Legal representative; Hu Kunming

签约代表：	签约代表：
Signing representative:	Signing representative:

签订时间：2009年10月26日	签订地点：中国广州
Signed on: 2009-10-26	Signed at: Guangzhou, China